EXHIBIT 10.68

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), executed on May 11, 2007 (the “Execution Date”), but effective as of May 1, 2007 (the “Effective Date”), is entered into by and between MICHAEL VOSBEIN, having an address at 2715 Tannehill Dr., Houston, Texas 77008 (“Employee”), and TEKOIL & GAS CORPORATION, a Delaware Corporation (“Company”).

R E C I T A L S:

WHEREAS, the Employee is being hired as of the date hereof by the Company to serve as the Vice President of Operations; and

WHEREAS, no formal document exists governing the relationship between the Company and the Employee, and the Company and Employee desire by the execution of this Agreement to create a document memorializing the terms and conditions of the Employee’s service with the Company; and

WHEREAS, the Company has granted Employee, effective as of the time periods set forth herein, Two Hundred Fifty Thousand (250,000) shares of the Company’s Common Stock, par value $.000001, (the “Issued Stock”) as additional consideration for services hereunder.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Employee and the Company have agreed and do hereby agree as follows:

A G R E E M E N T:

1. Duties. The Company hereby agrees employ and engage Employee as Vice President of Operations, and Employee hereby accepts and agrees to such hiring, engagement, and employment. Employee agrees to perform any and all duties and to assume any and all responsibilities that may be assigned to him from time to time by the or Board of Directors of the Company or officers of the Company, or as may be required by the Bylaws, Articles of Incorporation or other governing document of the Company. During the duration of his employment, Employee will devote his full time, energy, and skill to the performance of his duties for the Company and for the benefit of the Company. Employee shall render such services to the Company and perform his duties at such place or places in as the Company shall require in accordance with its best interests, needs, business and opportunities. Employee will also exercise due diligence and care in the performance of Employee’s duties to the Company under this Agreement. During the term hereof, Employee shall not enter into the services of or be employed in any capacity or for any purposes whatsoever, whether directly or indirectly, by any person, firm, corporation or entity other than Company, and will not, during said period of time, be engaged in any business, enterprise or undertaking other than employment by the Company.

2. Employment Period. Employee’s employment with the Company shall be for an initial term of three (3) years (the “Initial Term”), and shall be deemed to have commenced on the Effective Date, and shall continue thereafter until ended in accordance with this Agreement. After the Initial Term, Employee’s employment will be “at will,” meaning that either Employee or the Company will be entitled to terminate the employment at any time and for any reason, with or without cause prior to the expiration of this Agreement. Any contrary representations which may have been made to Employee are superseded by this Agreement. The “at will” nature of the employment after the Initial Term may only be changed in an express written agreement signed by Employee and a duly authorized officer of the Company.

3. Compensation.

(a) Base Salary. The Company shall pay Employee, and Employee agrees to accept from the Company in full payment for Employee’s services and promises to the Company (specifically including the covenants set forth in Sections 5 and 9), a base salary at an annual rate of One Hundred Eighty Thousand and 00/100 Dollars ($180,000) during the duration of Employee’s employment (“Base Salary”), payable in equal bi-monthly installments or otherwise in accordance with the Company’s normal pay practices as the same may be altered from time to time by Company.

(b) Bonus. At the sole and absolute discretion of the Board of Directors, and subject to the satisfaction of such conditions or performance criteria as may be established from time to time at the sole discretion of the Board of Directors, Employee may, from time to time, receive an additional bonus. This bonus may consist of, without limitation, either equity interests in the Company or cash.

(c) Withholding Taxes. All forms of compensation paid or payable to Employee whether set forth in this Agreement or otherwise are subject to reduction to reflect applicable withholding and payroll taxes.

(d) Issued Stock. As compensation hereunder, the Employee shall receive the Issued Stock, which shall be governed and controlled by the terms and conditions set forth herein. The Issued Stock shall be issued as follows: (i) Eighty Three Thousand (83,000) shares issued as of the date hereof, (ii) Eighty Three Thousand (83,000) shares issued on the one year anniversary of this Agreement, and (iii) Eighty Four Thousand (84,000) shares issued on the second yearly anniversary of this Agreement. Employee recognizes, acknowledges and agrees that all of the Issued Stock shall remain restricted for the minimum periods required by any and all applicable laws, regulations and rules.

(e) Vacation. Employee shall be entitled to vacation on the terms and subject to the conditions established by the Board of Directors of the Company.

(f) Health Care Reimbursement. Until the Company institutes its own employee health care plan, at which point Employee shall pay for his own health care premiums if Employee decides to participate in the Company’s employee health care plan, Employee shall be responsible for the payment of his own health care benefits..

4. Resignation; Termination for Cause; Other Terminations.

(a) Termination for Cause. The Company may terminate Employee’s employment at any time for cause (as defined below) with thirty (30) days written notice and opportunity to cure the violation. Such opportunity to cure will only be available if the violation is contained in one of the following paragraphs (contained below in this Subsection 4(a)): (iv), (x) (xii). If Employee’s employment is terminated pursuant to this Subsection 4(a), all of Employee’s rights, all of the Company’s obligations hereunder shall immediately terminate, and the Issued Stock will be subject to the Option to Repurchase as set forth below. As used in this section, “for cause” shall mean any of the following:

(i) Willfully damaging the Company’s property, business, reputation or goodwill;

(ii) Committing a felony;

(iii) Death, theft, dishonesty, fraud or embezzlement;

(iv) Using alcohol, narcotics or other controlled substances to the extent that it prevents the Employee from efficiently performing services for the Company;

(v) Willfully injuring any other employee of the Company;

(vi) Willfully injuring any person in the course of performance of services for the Company;

(vii) Disclosing to a competitor or other unauthorized persons confidential or proprietary information or secrets of the Company;

(viii) Soliciting business on behalf of a competitor or a potential competitor;

(ix) Sexually harassing any other employee of the Company or committing any act which otherwise creates an offensive work environment for other employees of the Company;

(x) Failing to comply with any provision of the Company’s policy manual as it applies to Employee;

(xi) The Company ceases business operations on the Masters Properties; or

(xii) Breaching this Agreement.

The Company shall not be limited to termination as a remedy for any improper or illegal act of Employee, but may also seek damages, injunction or such other remedy as it may deem appropriate under the circumstances. This shall include without limitation the option by the Company, in its sole and absolute discretion, to repurchase the Issued Stock, in whole or in part, for an amount of $.01 per share (the “Option to Repurchase”), immediately upon the termination of the Employee’s employment with the Company for cause, or the Employee’s resignation. Upon the termination of the Employee for cause, Employee’s obligations and the Company’s rights under Sections 5, 6, 7, 8, 9, 10 and 11 shall survive the termination of this Agreement for a period of one (1) year.

(b) Termination Without Cause. The Company may terminate Employee’s employment at any time without cause pursuant to written notice provided to Employee not less than thirty (30) days in advance of such termination date. If Employee’s employment is terminated pursuant to this Section 4(b), all of Employee’s rights and all of the Company’s obligations hereunder shall immediately terminate and the Company, in its sole and absolute discretion, shall be entitled to exercise its Option to Repurchase; provided, however, that the Issued Stock subject to the Option to Repurchase shall be reduced by 1/36 for each month of Employee’s completed employment with the Company, beginning the date hereof and continuing hereafter. Notwithstanding a termination of this Agreement pursuant to this Section 4(b), Employee’s obligations and the Company’s rights under Sections 5, 6, 7, 8, 9, 10 and 11 shall survive the termination of this Agreement for a period of one (1) year.

5. Nonsolicitation; Noncompetition.

(a) Employee agrees that he will not at any time during the Employee’s employment or the Restriction Period (“Restriction Period” shall mean the one (1) year subsequent to the end of Employee’s employment by the Company for any reason, which ending of employment shall be referred to as the “Termination Date”), whether voluntarily or involuntarily, directly or indirectly for himself or any other person or entity solicit, interfere with or endeavor to entice away from Company or any of its affiliates any other employee of Company or any of its affiliates. Additionally, Employee agrees that during the Restriction Period any employment by Employee or any entity in which he has an interest, directly or indirectly (other than a publicly traded company in which he has less than a 1% interest) of any person who was in the employ of the Company or any of its affiliates within the preceding year, shall be a violation of this paragraph. For the purposes of this Agreement indirect interests shall include interests held by Employee’s family members or any partner in a partnership, limited liability company or other entity in which he has a 10% or greater ownership interest.

(b) Employee further agrees that he will not at any time during the Restriction Period, whether voluntarily or involuntarily, directly or indirectly, for himself or any other person or entity:

(i) Engage, directly or indirectly (either as an employee, officer, director, partner, shareholder, consultant or independent contractor), in any business substantially similar to that carried on by the Company, or any of its affiliates, or in providing services or products or offering to provide products or services of the kind provided by the Company or any of its affiliates as of the Termination Date within those areas in the United States, US Territories, Canada, Mexico, Central America and the Caribbean (the “Non-Competition Area”) which the Company or any of its affiliates is doing business as of the Termination Date or in which, at the time of the Termination Date, the Company or any of its affiliates contemplates doing business, or, for those customers of the Company or any of its affiliates for whom the Company or any of its affiliates: (A) is engaged in providing services or products as of the Termination Date, or (B) has either provided services or products within the twenty four month (24) period prior to the Termination Date, or (C) has contacted at any time during the twelve (12) months prior to the Termination Date, for the purpose of offering to provide services or products (all of which are hereinafter referred to as the “Clients”);

(ii) Solicit or attempt to solicit those Clients for the purposes of providing or offering to provide any services or products of a type which the Company or any of its affiliates provides or contemplates providing as of the Termination Date, on behalf of those Clients, whether directly or through any other persons, partnerships, corporations, companies or other entities; or

(iii) Take any other action which would impair the value of the business or assets of the Company or any of its affiliates, including, without limitation, any action which would tend to disparage or diminish the reputation of the Company or any of its affiliates.

(c) If in any judicial proceeding, a court shall refuse to enforce this Agreement, whether because the time limit is too long or because the restrictions contained herein are more extensive (whether as to geographic area, scope of business or otherwise) than is necessary to protect the business and goodwill of the Company, it is expressly understood and agreed between the parties hereto that this Agreement is deemed modified to the extent necessary to permit this Agreement to be enforced in any such proceedings.

(d) If the Company or its successors in interest shall make application to a court of competent jurisdiction for injunctive relief, then the Restriction Period specified herein shall be tolled from the time of application for injunctive relief until the date of final adjudication of the claim for injunctive relief. Additionally, Employee waives, to the greatest extent permissible, any requirement that the Company post bond or other security as a precondition to an injunction, whether temporary or permanent.

(e) Employee agrees that compliance with this Section is necessary to protect the goodwill and other proprietary interests of the Company and that a breach of this paragraph will give rise to irreparable and continuing injury to the Company which is not adequately compensable in monetary damages or at law. Accordingly, Employee agrees that the Company, its successors and assigns may obtain injunctive relief against the breach or threatened breach of the foregoing provisions, in addition to any other legal remedies which may be available to it under this Agreement. Employee further acknowledges that in the event of his termination or expiration of employment with the Company, his knowledge, experience and capabilities are such that Employee can obtain employment in business activities which are of a different or noncompeting nature than those performed in the course of employment with the Company; and that the enforcement of a remedy hereunder by way of injunction will not prevent Employee from earning a reasonable livelihood.

6. Accounting for Profits. Employee covenants and agrees that if he violates the provisions of Sections 5, 7, 8, 9, 10 or 11 the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that Employee has realized and/or may realize as a result of or in connection with any such violation. These remedies shall be in addition and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law, in equity or under this Agreement.

7. Assignment of Proprietary Information. Except as may be required in the course of employment by the Company, Employee agrees that any and all proprietary information, as hereinafter defined, which Employee has made, conceived of, developed or originated, either individually or jointly with any other person or persons at any time during the period of employment by the Company, or during a period of five (5) years after termination or expiration of said employment, whether during working hours or any other time, which relate in any way to the business or the type of business now or hereafter engaged in or contemplated by the Company during the period of Employee’s employment or which result from or may be suggested by any work Employee does for the Company or at the Company’s request, shall be the property of the Company. As used herein, “Proprietary Information” shall mean any and all proprietary property including but not limited to all techniques, processes, devices, charts, manuals, payroll, and improvements thereto together with the names and identities of all clients and prospective clients, price lists, suppliers and all other information or materials which the Company may from time to time designate and treat as confidential and proprietary or as a trade secret.

Employee shall promptly disclose and assign such Proprietary Information to the Company’s representatives and do all such acts, and execute and deliver all such documents, as may be necessary to vest in the Company the title to all such Proprietary Information and enable the Company to properly prepare and prosecute any and all applications for patents, trademarks or copyrights thereon as well as all reissues, renewals and extensions thereof, so that the Company shall be the sole and absolute owner of all right, title and interest in said proprietary property. It is understood and agreed that the words “which relate in any way to the business or the type of business now or hereafter carried on or contemplated by the Company” shall properly cover any reasonable development or extension of the Company’s field of operation. These obligations shall continue beyond the termination or expiration of Employee’s employment with respect to inventions, discoveries and developments conceived or made by Employee during the period of employment and shall be binding on Employee’s assigns, executors, heirs, administrators and other legal representatives. Employee agrees that all correspondence, drawings, reports, ideas, blueprints, manuals, letters, notes, analyses, notebooks, reports, charts, programs, proposals or any other documents concerning the Company’s customers or products or processes, whether or not prepared by and in the course of employment, alone or in conjunction with others, is the property of the Company and upon termination or expiration of employment for any reason, Employee shall promptly return to the Company any such documents in his possession, custody or control.

8. Information and Testimony. Employee will, without expense to himself, give such true information and testimony under oath if requested, as may be requested of his by the Company relative to any Proprietary Information that is subject to disclosure to the Company under the terms hereof.

9. Proprietary Information. Employee agrees that he will not at any time during or after the termination or expiration of his employment, except as authorized or directed in writing by the Company, use for Employee’s own benefit, copy, reveal, divulge or make known in any manner to any person, firm or the Company the contents of any methods, inventions, systems, processes, concepts, techniques, and devices related to such matters used or developed by the Company, whether or not owned by the Company, or the methods, processes or manner of the creation and sale of products or services provided by, sold or leased by the Company, all sometimes referred to as “trade secrets,” as defined below.

Employee further agrees that he will not at any time during or after the termination or expiration of said employment, except as authorized or directed in writing by the Company, sell, exchange or give away or otherwise dispose of any methods, inventions, systems, processes, concepts, techniques and devices related to the business now or hereafter owned and operated by the Company, whether the same shall or may have been originated, discovered or otherwise created by Employee. Employee further agrees not to reveal, divulge or make known to any person, firm or the Company the name of any of the Company’s clients, price lists, suppliers or any secret, trade secret or other Proprietary Information whatsoever in connection with the Company, its business or its clients or anything pertaining thereto.

Employee understands that if, either during employment or thereafter, he discloses to others, uses for his own benefit or for the benefit of any person or entity other than the Company, copies or makes notes of any such trade secrets, information or facilities, such conduct will constitute a breach of the confidence and trust bestowed upon Employee by the Company and will be a breach of this Agreement.

“Trade Secret” shall mean the whole or any portion of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used in the operation of the Company’s business and which provides the business an advantage, or an opportunity to obtain an advantage, over those who do not know or use it. Trade Secret includes any scientific, technical or commercial information, including any design, process, procedure, list of suppliers, list of customers, business code, sales or installation technique, or improvement thereof. For purposes of interpretation hereunder the following shall apply:

Irrespective of novelty, invention, patentability, the state of the prior art, and the level of skill in the business, art, or field to which the subject matter pertains, when the owner thereof takes measures to prevent it from becoming available to persons other than those selected by the owner to have access thereto for limited purposes, a trade secret is considered to be secret, of value, for use or in use by the business, and of advantage to the business, or providing an opportunity to obtain an advantage, over those who do not know or use it.

In addition, a “Trade Secret” shall include information (not readily compiled from publicly available sources) which has been made available to Employee during the course of his employment, including but not limited to the names, addresses, telephone number, qualifications, education, accomplishments, experience and resumes of all persons who have applied or been recruited for employment, for either or both permanent and temporary jobs, job order specifications and the particular characteristics and requirements of persons generally hired by the Company, as well as specific job listings from companies with whom the Company does, or attempts to do business, as well as mailing lists, computer runoffs, financial or other information not generally available to others, and all information defined as a trade secret by applicable Florida law.

Employee further agrees that he is under no obligation to any former company which is in any way inconsistent with this Agreement or which imposes any restriction on behalf of the Company. The Employee also acknowledges that he has been instructed that during the term of employment by the Company, he is not to divulge to the Company, its employees or its consultants any confidential information obtained from any previous employers or any other person.

10. Return of Records. On termination of employment, Employee shall deliver all records, notes, data, memoranda, models, and equipment of any nature that are in Employee’s possession or under his control and that are the property of the Company or relate to the employment or to the business of the Company.

11. No Slander. Employee agrees not to in any way slander or injure the business reputation or goodwill of the Company, including, by way of illustration, through any contact with Clients, prospective clients, vendors, suppliers, employees or agents of the Company which could slander or injure the business reputation or goodwill of the Company.

12. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any modification or waiver shall be offered or received as evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

13. Issued Stock; Transferability. Notwithstanding anything to the contrary in this Agreement, the Issued Stock and the rights and privileges conferred in whole or in part hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Company shall have no obligation to transfer such shares, unless registered under the Securities Act of 1933, as amended (the “Act”) or, in the opinion of counsel to the Company, such transaction is in compliance with or exempt from the registration and prospectus requirements of the Act. The Employee shall pay all costs incurred by the Company in such a transaction, including but not limited to legal fees and costs. The Issued Stock shall not be subject to levy and execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Issued Stock, or any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon the levy or execution, attachment or similar process on the Issued stock or the rights and privileges conferred under this Agreement, the Company shall have the right to buy back the Issued Stock, in whole or in part, in the manner described in Section 6. Each certificate or other documentation evidencing the ownership of any shares of Issued Stock to be imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT AND THE STATE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION THEREOF, OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR THE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION WITH RESPECT THERETO. ADDITIONALLY, THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN OPTION TO REPURCHASE IN FAVOR OF THE COMPANY AS DESCRIBED IN THAT CERTAIN EMPLOYMENT AGREEMENT DATED MAY 1, 2007.

The certificate may also bear additional inscriptions that the Company, in its sole and absolute discretion, otherwise deems are required by federal, state, foreign or local securities laws. All shares of Issued Stock shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any certificates evidencing such shares to make appropriate reference to such restrictions.

14. Restrictions on the Issued Stock. The Issued Stock is subject to all restrictions in this Agreement. By acceptance of the Issued Stock, the Employee agrees that the Issued Stock will be held for investment and will not be held with a view to their distribution, as that term is used in the Act, unless in the opinion of counsel to the Company, such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act. As a condition of this Agreement, the Company may require the Employee to confirm any factual matters reasonably requested by counsel for the Company.

THE EMPLOYEE UNDERSTANDS THAT THE ISSUED STOCK WILL NOT BE REGISTERED AT THE TIME THIS AGREEMENT UNDER THE SECURITIES ACT. THE EMPLOYEE REPRESENTS THAT IT IS EXPERIENCED IN EVALUATING COMPANIES SUCH AS THE COMPANY, HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF ITS INVESTMENT, AND HAS THE ABILITY TO SUFFER THE TOTAL LOSS OF THE INVESTMENT. THE EMPLOYEE FURTHER REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THE ISSUED STOCK, THE COMMON STOCK, AND THE BUSINESS OF THE COMPANY, AND TO OBTAIN ADDITIONAL INFORMATION TO SUCH EMPLOYEE’S SATISFACTION. THE EMPLOYEE FURTHER REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT, AS PRESENTLY IN EFFECT.

15. Choice of Law; Waiver of Jury Trial. This Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of Florida. In any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Florida shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which the action or special proceeding may be instituted. All actions under this Agreement shall be taken in a court of competent jurisdiction within the county in the State of Florida in which the Company’s principal place of business is located and Employee hereby waives and agrees that he shall not assert that such forum is inconvenient. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND A TRIAL BY JURY FOR ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING BUT NOT LIMITED TO THE CONSTITUTION OF THE UNITED STATES, THE CONSTITUTION OF ANY STATE, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATION. EACH PARTY HEREBY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY.

16. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

17. Invalid Provision. The invalidity or unenforceability of a particular provision of this Agreement shall not effect the other provisions hereto, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

18. Costs of Enforcement. In the event either party initiates action to enforce his or its rights hereunder, the substantially prevailing party shall recover from the substantially non-prevailing party its reasonable expenses, court costs, including taxed and untaxed costs, and reasonable attorneys’ fees, whether suit be brought or not (jointly referred as to “Expenses”). As used herein, Expenses include expenses incurred in any appellate or bankruptcy proceeding. All such Expenses shall bear interest at the highest rate allowable under the laws of the State of Florida from the date the substantially prevailing party pays such Expenses until the date the substantially non-prevailing party repays such Expenses. Expenses incurred in enforcing this paragraph shall be covered by this paragraph. For this purpose, the court is requested by the parties to award actual costs and attorneys’ fees incurred by the substantially prevailing party, it being the intention of the parties that the substantially prevailing party be completely reimbursed for all such costs and fees. The parties request that inquiry by the court as to the fees and costs shall be limited to a review of whether the fees charged and hourly rates for such fees are consistent with the fees and hourly rates routinely charged by the attorneys for the substantially prevailing party.

19. Assignment. This Agreement shall be construed as a contract for personal services by Employee to the Company and shall not be assignable by Employee. This Agreement may be assigned by the Company.

20. Strict Construction. This Agreement was the joint, negotiated product of the parties. Therefore, neither party shall advance a position that any provision hereof should be more strictly construed against the other party on the basis that such other party prepared such provision.

21. Cumulative Rights. Unless otherwise provided herein, all rights, powers and privileges conferred upon the parties by law, this Agreement or otherwise shall be cumulative.

22. Waiver. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof shall constitute a waiver of the parties’ right to demand exact compliance with the terms hereof.

23. Survival. The provisions of this Agreement shall continue and survive the closing hereof unless or until there is a completion and fulfillment of all the conditions, covenants and warranties herein.

24. Time. Time is of the essence of this Agreement.

25. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid to their current address or to such other address as they request in writing.

26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

27. Singular/Plural Feminine/Masculine, Successors or Assigns. All references as used herein shall include male and female, singular and plural, and successors or assigns in the use of a corporation, partnership, individual or entity in any place or places herein in which the context may require or permit such substitution, substitutions or designations.

28. Complete Agreement. This written Agreement contains the sole and entire agreement between the parties as to the matters contained herein, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to such matters of this Agreement or any representations except as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties further acknowledge that statements or representations that may have been heretofore made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealing with the other.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

“EMPLOYER”

TEKOIL & GAS CORPORATION

By:	/s/ Mark S. Western
Print Name: Mark S. Western
Title:	Chief Executive Officer and
Chairman of the Board of Directors

“EMPLOYEE”

/s/ Michael Vosbein
Michael Vosbein